ProPetro Reports Results for the Third Quarter 2020

MIDLAND, TX, November 2, 2020 (Businesswire) - ProPetro Holding Corp. (“ProPetro” or the “Company”) (NYSE: PUMP) today announced financial and operational results for the third quarter of 2020.
Third Quarter 2020 Highlights
1.Total revenue for the quarter was $133.7 million compared to $106.1 million for the second quarter of 2020.
2.Net loss for the quarter was $29.2 million, or $0.29 per diluted share, versus a net loss of $25.9 million, or $0.26 per diluted share, for the second quarter of 2020.
3.Adjusted EBITDA(1) for the quarter was $17.4 million compared to $25.4 million for the second quarter of 2020.
4.Effective utilization for the third quarter was 8.5 fleets compared to 4.0 fleets for the second quarter of 2020.
5.Generated approximately $16.9 million in free cash flow(2) during the quarter.
(1)Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.”
(2)Free cash flow (FCF) is a Non-GAAP financial measure and is defined as net cash flow provided from operating activities less net cash used in investing activities. During the three months ended September 30, 2020, net cash provided by operating activities of $21.1 million less net cash used in investing activities of $4.2 million result in a free cash flow of $16.9 million.
Phillip Gobe, Chief Executive Officer, commented, “We were pleased to see improvement in activity for the third quarter as compared to the second quarter amid uncertain market conditions. Given this environment, I am extremely proud of the resilience of the ProPetro team. Their focus on providing best-in-class execution at the wellsite continues to benefit the development efforts of our blue-chip customer base. Our performance on location has allowed us to maintain market share at levels similar to the beginning of this year, while also generating free cash flow. We are excited to be redeploying our people and equipment as we continue to develop a more efficient customer-driven completions solution. I would like to thank our customers, team members and other industry stakeholders for their efforts to move the oilfield forward and develop a more cohesive and efficient completions solution.”
Third Quarter 2020 Financial Summary
Revenue for the third quarter of 2020 was $133.7 million compared to revenue of $106.1 million for the second quarter of 2020. The increase was primarily attributable to an improvement in activity levels partially offset by an increase in direct sourcing of select consumables by certain customers. In addition, the Company received approximately $6.9 million in idle fees in the third quarter of 2020 as compared to $32.6 million in the second quarter of 2020.
Cost of services, excluding depreciation and amortization of approximately $37.5 million, for the third quarter of 2020 increased to $99.6 million compared to $68.2 million during the second quarter of 2020. The increase was substantially associated with higher activity levels in the third quarter versus the second quarter.
General and administrative expense was $21.8 million for the third quarter of 2020 compared to $20.3 million during the second quarter of 2020. General and administrative expense, exclusive of $2.5 million of non-recurring expenses and $2.5 million of non-cash stock-based compensation expense, was $16.8 million for the third quarter of 2020, compared to $16.4 million in the second quarter of 2020 after adjusting for non-recurring and/or unusual items.
Net loss for the third quarter of 2020 was $29.2 million, or a $0.29 loss per diluted share, versus a net loss of $25.9 million, or a $0.26 loss per diluted share, for the second quarter of 2020.
Adjusted EBITDA was $17.4 million for the third quarter of 2020 compared to $25.4 million for the second quarter of 2020.
Liquidity and Capital Spending
As of September 30, 2020, total cash was $54.3 million compared to $37.3 million as of June 30, 2020. Consistent with the end of the second quarter, ProPetro remains debt free. Total liquidity at the end of the third quarter of 2020 was $85.9 million, including cash and $31.6 million of available capacity under the Company’s revolving credit facility. As of October 31, 2020, total cash was $66.7 million. ProPetro will continue to proactively manage its capital and liquidity needs.
Capital expenditures incurred during the third quarter of 2020 were $7.9 million, all of which was associated with spending on maintenance capital. Full year 2020 estimated capital expenditures have been reduced from previous expectations of below $100 million to a current view of below $85 million and mostly comprised of maintenance capital spending. Capital expenditures incurred for the nine months ended September 30, 2020 totaled $59.9 million, including $8.4 million for growth capital spending during the first half of the year.
Outlook
Mr. Gobe concluded, “Looking to the fourth quarter, we expect our effective fleet utilization levels to remain flat with the third quarter exit rate, where we sit today. Taking a longer view, we expect oilfield service activity to improve as global supply and demand for crude oil becomes more balanced. We will seek to continue to further differentiate ProPetro from its peers based on the qualities we have developed carefully over the past 15 years, including leveraging our cycle-proven business model of developing and retaining a highly talented work force, maintaining a conservative balance sheet, and remaining squarely-focused on our mutual long-term success with a roster of the industry’s leading operators.”
Conference Call Information
The Company will host a conference call at 8:00 AM Central Time on Tuesday, November 3, 2020 to discuss preliminary financial and operating results for the third quarter of 2020. This call will also be webcast on ProPetro’s website at www.propetroservices.com.  To access the conference call, U.S. callers may dial toll free 844-340-9046 and international callers may dial 412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 877-344-7529 for U.S. callers, 855-669-9658 for Canadian callers, as well as 412-317-0088 for international callers. The access code for the replay is 10147385.
About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.
Forward-Looking Statements
Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the future performance of newly improved technology (such as our DuraStim® fleets), our expected capital expenditures and our expected cost reductions. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of and recent declines in oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the SEC. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012
Chief Strategy and Administrative Officer
sam.sledge@propetroservices.com

Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.